Exhibit 99.1

Nevro Announces New CEO, Board Appointments and Agreement with Broadfin Capital

D. Keith Grossman Appointed as President and CEO

Two New Independent Directors, Bess Weatherman and Kevin O’Boyle, Appointed to the Board

Nevro Suspends Revenue Guidance While It Assesses Business Under New Leadership

REDWOOD CITY, Calif., March 19, 2019 – Nevro Corp. (NYSE: NVRO) (“Nevro”), a global medical device company that is providing innovative evidence-based solutions for the treatment of chronic pain, today announced that D. Keith Grossman has been appointed President and Chief Executive Officer of Nevro and a member of the Board of Directors (the “Board”), effective today. Mr. Grossman succeeds Rami Elghandour, who has stepped down as President, CEO and a director of the Company. Nevro also appointed two new independent directors, Elizabeth (“Bess”) Weatherman and Kevin O’Boyle, effective immediately, and accepted the resignation of Ali Behbahani as a director. The leadership appointments follow constructive engagement with Broadfin Capital, LLC (“Broadfin”), a significant Nevro stockholder.

“On behalf of the Board and our entire company, I am excited to welcome Keith Grossman to the Nevro team,” said Michael DeMane, Chairman of the Nevro Board. “Keith brings over 30 years of experience in leading innovative medical technology companies through periods of strategic change to deliver growth and enhanced value for stockholders. As we look to the future, I am confident that under Keith’s direction, Nevro will be well positioned to capture a burgeoning market opportunity with its pioneering spinal cord stimulation (SCS) technology to treat chronic pain.”

“I am excited by this opportunity to join such a talented team at a pivotal moment in Nevro’s history,” said Mr. Grossman. “Over the past several years, Nevro has leveraged the strength of its technology to enhance patient care and drive overall industry growth. Nevro is now at an inflection point, and I am confident in our ability to continue delivering value not only to our patients and customers, but importantly, to our stockholders. I look forward to working closely with the Board and the full Nevro team to advance the Company into its next phase of growth.”

Commenting on the leadership appointments and engagement with Broadfin, Mr. DeMane said, “We’re pleased to welcome Ms. Weatherman and Mr. O’Boyle to Nevro as part of our commitment to maintaining a well-balanced and engaged Board and upholding strong corporate governance practices. In addition to bringing significant financial and business acumen and public company Board and medical device industry experience, our new directors provide fresh perspectives that will complement our current directors’ considerable skills and experience. On behalf of the entire Board, I want to thank Rami and Ali for their years of dedicated service as directors. Furthermore, the Board would like to thank Broadfin’s founding partner Kevin Kotler for his constructive engagement and leadership, and for helping us identify and recruit the important appointments announced today.”

Kevin Kotler, managing member of Broadfin, said, “We are pleased to have worked constructively with the Board to reach an agreement that enhances the Company’s leadership team and further positions the Company for future success. We applaud the Board’s willingness to engage with its stockholders and we look forward to continuing to work with the Board and management team to enhance value for all of the Company’s stockholders.”

Mr. DeMane added, “The Board thanks Rami for his years of dedicated service to Nevro since joining the Company in 2012. As Nevro’s CEO for the past three years, Rami has advanced our leadership position in the SCS industry and built a strong foundation for the Company’s continued growth. We wish him the very best in his future endeavors.”

Mr. Elghandour commented, “I am incredibly proud of our talented team and the work we have done, and believe the Company is well positioned for continued growth and success.”

Pursuant to the agreement between Broadfin and Nevro, Broadfin will vote all of its shares in favor of each of the Company’s Board nominees at the 2019 Annual Meeting. Broadfin will also abide by customary standstill provisions and voting commitments. Following the changes announced today, the Nevro Board consists of nine members. Additional information about today’s announcement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

2019 Revenue Guidance

Nevro is suspending revenue guidance while it assesses the business under its new leadership.

About D. Keith Grossman

D. Keith Grossman has over 30 years of experience in the medical device field. Grossman served most recently, and for the second time, as the President, Chief Executive Officer and director of Thoratec Corporation, leading up to its 2015 sale to St. Jude Medical. Prior to Thoratec, he served as President, Chief Executive Officer and director of Conceptus, a women’s health medical device company, leading up to its sale to Bayer Healthcare. Prior to Conceptus, Mr. Grossman served as managing director of TPG (Texas Pacific Group), a private equity firm, as a member of its healthcare investment team. Prior to TPG, Mr. Grossman served as Thoratec’s President, Chief Executive Officer and director for the first ten years of its growth as a commercial company. Mr. Grossman currently serves as Chairman of the Board of Outset Medical, Inc. (privately held), Board member of ViewRay, Inc. and previously served as a member of the Board of directors of Intuitive Surgical, Inc., Kyphon, Inc., and a number of privately held medical device companies. Mr. Grossman received a B.S. in life sciences from The Ohio State University and an M.B.A. from Pepperdine University.

About Bess Weatherman

Bess Weatherman has served as special limited partner of Warburg Pincus LLC, a leading global private equity firm since 2016. Ms. Weatherman joined Warburg Pincus in 1988, became a partner in 1996 and served as a member of the Executive Management Group from 2001 to January 2016. She led the firm’s Healthcare Group from 2008 to January 2015. Ms. Weatherman currently serves as a director of each of Wright Medical Group, Vapotherm and Silk Road Medical. She received a Bachelor of Arts in English from Mount Holyoke College and an MBA from Stanford Graduate School of Business.

About Kevin O’Boyle

Kevin O’Boyle has 20 years of executive management experience in the medical device industry. Mr. O’Boyle currently serves as a director of each of Wright Medical Group, GenMark Diagnostics and Sientra, Inc. Previously, Mr. O’Boyle served as SVP and CFO of Advanced Biohealing. Mr. O’Boyle served as CFO of NuVasive from January 2003 until December 2009. Prior to that, Mr. O’Boyle served in various leadership positions during his six years with ChromaVision Medical Systems. Mr. O’Boyle received a Bachelor of Science in Accounting from the Rochester Institute of Technology and completed the Executive Management Program at the University of California Los Angeles.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain. The Senza® System and Senza II™ System are the only SCS systems that deliver Nevro’s proprietary HF10® therapy. Senza, Senza II, HF10, Nevro and the Nevro logo are trademarks of Nevro Corp.

About Broadfin Capital

Broadfin Capital is a global equity healthcare manager founded in 2005. Broadfin applies a value-oriented investment strategy based on deep, fundamental research. Broadfin’s investment team draws on its extensive experience in the medical technology, pharmaceuticals and biotechnology sectors with a particular focus on small and mid-cap investments.

Contacts:

Investors

Juliet Cunningham

Vice President, Investor Relations

+1 650-208-3155 ir@nevro.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Amy Feng / Kaitlin Kikalo

415-869-3950